Exhibit 99.18
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Inc. operating segment trade working capital)

% of Annualized Sales#
Monthly Actual %
	2007		2008		2009
January			17.0	*	16.9
February			16.7	*	16.9
March			15.6	*	16.3
April			15.5	*	15.9
May			15.1	*	16.0
June			15.2	*	14.9
July			14.6	*	14.4
August			14.5	*	13.9
September			13.7	*
October	16.3	*	13.3	*
November	16.6	*	14.1
December	17.1	*	16.2

*NOTE:  Data has been adjusted to include the historical Hercules businesses, preceding its purchase in November 2008.

#NOTE: Selected Working Capital Components - August 31, 2009

Unaudited Data
($ in millions)	Operating		Other
	segments	(a)	components	(b)	Total
Accounts receivable (c)	1,376		16		1,392
Inventories (d)	703		(140)		563
(Less) Trade and other payables	(901)		(416)		(1,317)
Net	1,178		(540)		638

(a) Represents amounts considered in internal performance metrics applicable to most employees.
(b) Amounts relate primarily to items within Corporate reporting segments.
(c) Accounts receivable is shown net of allowances for doubtful accounts.
(d) Operating segment amount excludes LIFO reserve, which is presented under other components.